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                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of December 6, 2001, by and between THORATEC CORPORATION, a California corporation (the "Company"), and D. Keith Grossman ("Employee").

           THE PARTIES AGREE AS FOLLOWS:

        1. Employment; Nomination to Board. During the term of this Agreement, Employee shall serve as the President and Chief Executive Officer of the Company, subject to policies of the Company and the terms and conditions of this Agreement regarding termination. If there is any conflict or contradiction between this Agreement and any written Company policy, this Agreement shall control. Employee agrees to perform to the best of his ability and on a full-time basis the employment duties assigned to him by the Company. Employee shall report to the Board of Directors of the Company. During the period that Employee serves as President and Chief Executive Officer he shall be nominated as a member of management's slate for election to the Board of Directors.

        2. Compensation.

           2.1 Base Salary and Bonus. The Company agrees to pay Employee and Employee agrees to accept, for Employee's services under this Employment Agreement, base salary at the annual rate of $350,000.00 and a bonus of up to seventy-five percent (75%) of such amount per calendar year. Bonuses shall be paid based on achievement of mutually agreed goals for the Company. Employee and one or more representatives of the Board of Directors of the Company shall meet on or before January 31 of each year to determine the goals and formula for bonus payment for each year of employment under this Agreement. Notwithstanding the foregoing, the base salary may be increased annually at the sole discretion of the Board of Directors and the Compensation and Option Committee of the Board of Directors (the "Committee") consistent with the review of Employee as provided in Section 2.2 of this Agreement.

           2.2 Review. Salary and performance reviews will occur each year so that this salary information can be submitted in the preliminary budget submission to the Board. Specific goals and formula for bonus payment will be finalized and included in the approved budget for the next year.

        3. Stock Options. Employee will be eligible for annual grants of stock options in such amounts, if any, determined by the sole discretion of the Board of Directors and the Committee. Notwithstanding the terms of any agreements related to the grant of stock options to Employee to the contrary, all options granted to Employee shall immediately vest and become one hundred percent (100%) exercisable upon the earliest



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to occur of the death or "Disability" of Employee (as hereinafter defined) or upon the occurrence of a "Change in Control," in each case as such latter two quoted terms are defined in the Company's Executive Officer Severance Benefit Plan dated July 11, 1998 (the "Severance Plan"). For purposes of this Section 3, "Disability" or "Disabled" shall mean a bodily or mental injury or disease which prevents Employee from engaging in any executive employment for a period of six
(6) consecutive months prior to termination, as determined and certified to the Company and Employee by one or more physicians licensed in the State of California and designated for that purpose by the Board of Directors, the fees of which physician(s) fees for such determination and certification will be paid by the Company. Options must be exercised within the time period specified in the option agreement and option plan related to any such option as if such death or Disability were treated as a termination of employment.

        4. Restricted Stock. Employee may be eligible for the granting to him of restricted stock as described in this Section 4, for such number of shares, if any, as is determined by the Board of Directors and the Committee in the sole discretion of the Board and the Committee. Notwithstanding the terms of any agreements related to the grant of such restricted stock to Employee to the contrary, upon the occurrence of a Change in Control, as defined in the Severance Plan (which definition is incorporated herein by reference), (a) the restrictions on each share of restricted stock granted to Employee shall, upon such occurrence, immediately lapse as to fifty percent (50%) of the number of shares thereunder that at such date are still restricted, and (b) upon the earlier of (i) the one (1) year anniversary of the effective date of such Change in Control, or (ii) such date after the date of such Change in Control as Employee's employment is terminated for "Good Reason" or his employment is involuntary terminated "Without Cause," in each case as defined as provided in
Section 8 hereof, the restrictions on each share of restricted stock shall immediately lapse as to the remainder, if any, of the shares under such grant that are not then still otherwise restricted.

        5. Benefits.

           5.1 Benefits Generally. Employee shall be provided health insurance and the other benefit programs, including any long-term disability benefits, as are available to senior management employees of the Company.

           5.2 Life Insurance. The Company agrees to purchase and maintain an insurance policy on the life of the Employee, the form and terms of which to be acceptable to both Company and Employee, with a benefit payment to the beneficiary of Employee's designation equal to $5,000,000.00, which insurance policy shall be in addition to other benefits for which Employee is eligible as part of any group life insurance benefits provided to all employees of the Company.




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           5.3 Previous Severance Plan. In addition to the benefits provided in this Agreement, Employee shall also be eligible for all of the benefits provided in accordance with the Severance Plan subject to the following limitations:

               (a) the benefits provided in the Severance Plan under the captions "Severance Pay Benefit - Standard" and "Severance Pay Benefit -- Change in Control" shall not be available to Employee and instead the benefits provided in Section 8 of this Agreement shall apply to Employee in lieu of such Severance Plan benefits; and

               (b) the benefits provided in the Severance Plan under the caption "Gross-Up for Excise Tax" shall apply to any benefits provided pursuant to this Agreement.

           A copy of the Severance Plan as in effect on the date hereof is attached to this Agreement.

        6. Outside Employment.

           6.1 Other Affiliations. Employee shall not perform consultation or other services for any other company, corporation, or other commercial enterprise (other than for subsidiaries or affiliates of the Company), during the term of his employment under this Agreement; provided, however, that with the prior consent of the Board of Directors Employee may serve as a member of the Board of Directors of one or more corporations that do not directly or indirectly compete with the Company, as determined in the sole discretion of the Board of Directors. Notwithstanding the foregoing, Employee shall be subject to
Section 7 of this Agreement related to confidential information of the Company at all times that Employee serves on any such other Board of Directors.

           6.2 Conflict of Interest. Employee warrants that (a) he is not obligated under any other employment, consulting, or other agreement which would affect the Company's rights, or Employee's duties, under this Agreement and (b) this Agreement is not in conflict with Employee's commitments to any party.

        7. Confidentiality.

           7.1 Protection of Information. Employee shall not, without the prior written consent of the Company, divulge to unauthorized persons, or use for any unauthorized purpose, either during or after his employment, any Confidential Information (as defined in Section 7.3 hereof). Employee shall use his best efforts and exercise due diligence to protect and guard Confidential Information within his possession and/or under his control.




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           7.2 Records. All notes, memoranda, reports, drawings, manuals, materials, data and any papers or records of every kind which are now in Employee's possession owned by the Company or developed or generated by Employee in the course of his employment under this Employment Agreement which contain Confidential Information shall be the sole and exclusive property of the Company. This property shall be surrendered to the Company upon termination of this Agreement or upon request by the Company at any time either during or after the termination of employment, and no copies, notes, or excerpts thereof shall be retained by Employee.

           7.3 Confidential Information. For the purposes of this Employment Agreement, "Confidential Information" shall mean information as set forth below disclosed to Employee or known to Employee as a consequence of or through performance of services for the Company and its subsidiaries or affiliates, whether or not related to his duties as an employee of the Company. Such information shall include trade secrets or any other like information of value relating to the business, including actual research and development, of the Company or of any corporation, firm or partnership directly or indirectly controlled by or controlling the Company or in which the Company or any of its affiliates has more than a twenty percent (20%) ownership interest for which Employee renders services. Information shall be considered, for purposes of this Employment Agreement, to be confidential if not known publicly, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, or other agreements entered into by the Company or any of its affiliates. For purposes of this Employment Agreement, information shall not be considered confidential to the extent that such information is or becomes through no fault of Employee, part of the public domain, such information is independently known to Employee, or such information is lawfully furnished to Employee by a third party without restriction on disclosure.

        8. Term and Termination.

           8.1 Term. This Agreement shall have a term of five (5) years commencing December 6, 2001.

           8.2 Termination.

               (a) With Cause. This Agreement may be terminated by the Company with "Cause" (as defined as provided in Section 8.3 hereof) immediately upon written notice by the Company to Employee. This Agreement may be terminated by Employee at any time and for any reason upon at least thirty (30) days' prior written notice to the Company of such termination. If this Agreement is terminated by the Company for Cause or by Employee, except for Good Reason, Employee shall receive no termination benefits.




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               (b) Disability. If Employee shall become Disabled or die while employed, he (or his estate) shall not be entitled to receive any severance payment but shall receive only the benefit payments pursuant to any applicable Company benefit plans, including any long-term disability plans adopted by the Company and disability benefits set forth in the Severance Plan.

               (c) Without Cause. If this Agreement is terminated by the Company without Cause, or is terminated by Employee for Good Reason, Employee shall receive a termination payment of two (2) times his then current base salary which shall be payable ratably during the twelve (12) months after termination in accordance with the Company's normal payroll procedures or within thirty (30) days after termination as a lump sum payment, at Employee's discretion communicated by him to the Company in writing, and in each case subject to any necessary withholdings. This Section 8.2(c) shall be in lieu of all benefits of the Severance Plan under the caption "Severance Pay Benefit - Standard".

               (d) Change in Control. If this Agreement is terminated by Employee for "Good Reason" after a Change in Control, or if Employee is terminated by the Company for any reason after a Change in Control, Employee shall receive a termination payment of two and one-half times the sum of (i) his then current base salary, and (ii) the greatest of (a) the prior year's target bonus, (b) the current year's actual bonus, or (c) the current year's target bonus which shall be payable ratably during the 12 months after termination in accordance with the Company's normal payroll procedures or within 30 days after termination as a lump sum payment, at Employee's discretion, in each case subject to any necessary withholdings. This Section 7.2(d) shall be in lieu of all change in control benefits of the Severance Plan under the caption "Severance Pay Benefit - Change in Control."

           8.3 Cause. "Cause" shall have the meaning set forth in the Severance Plan.

           8.4 Good Reason. "Good Reason" shall have the meaning set forth in the Severance Plan.

           8.5 Change in Control. "Change in Control" shall have the meaning set forth in the Severance Plan.

           8.6 Good Faith and Fair Dealing. The Company acknowledges its obligation of good faith and fair dealing under California law in the performance of this Agreement and further acknowledges that any determination pursuant to Sections 8.3 and Section 8.4 hereof shall be made in good faith by the Board of Directors and not with a view to unfairly deny Employee the benefits of this Agreement.




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        9. Injunctive Relief. Employee acknowledges that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of a breach of any Employee's obligations under Sections 5 and 6 of this Agreement. Employee therefore agrees that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any such breach of this Agreement by Employee.

       10. Binding Effect. This Agreement shall constitute the respective legal, valid and binding obligation of Employee and the Company in accordance with its terms, and shall inure to the benefit of and be binding upon the Company and Employee and their respective successors and assigns, and Employee's heirs, executors and administrators.

       11. Notice. Any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, facsimile or Unites States mail, certifies or registered with return receipt requested, postage prepaid, and shall be deemed to have been duly given three (3) days after the mailing or on the date of service if delivered personally or the first day after transmission if sent by facsimile to the other party at the following addresses, or such other address as one party may from time to time give the other in writing:

         If to the Company:                      Thoratec Corporation
                                                 Attention:  Chairman
                                                 6035 Stoneridge Drive
                                                 Pleasanton, CA 94588
                                                 Fax:  (925) 847-8625

         If to Employee:                         D. Keith Grossman
                                                 c/o Thoratec Corporation
                                                 6035 Stoneridge Drive
                                                 Pleasanton, CA 94588
                                                 Fax:  (925) 847-8625

       12. Survival of Certain Agreements. The covenants and agreements contained in Section 7 of this Agreement shall be continuous and shall survive the termination of this Agreement and shall remain in full force and effect regardless of the cause of such termination.

       13. Captions. The captions to Sections of this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.




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       14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

       15. Governing Law. This Agreement shall be construed in accordance with, and shall be governed by, the procedural and substantive laws of the State of California.

       16. Arbitration. Any and all disputes arising from or related to this Agreement shall be resolved by binding arbitration, pursuant to the rules of the American Arbitration Association then in effect, to be held in the county in which the Company's headquarters are located.

       17. Entire Agreement and Modifications. This Agreement, together with the Severance Plan, including such provisions thereof as are modified by this Agreement, constitutes and contains the entire agreement of the parties as to the specific subject matter than and supersedes any an all prior and contemporaneous negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof, provided that all of Employee's rights under his Employment Agreement with the Company immediately preceding the Effective Date which are not discharged as of the Effective Date shall survive the termination of such prior Employment Agreement by this Agreement until discharged. This Agreement may be amended only by a written instrument signed by the Company and by Employee or his duly authorized representative.



                                        THORATEC CORPORATION



                                        By: /s/ J. DONALD HILL
                                            ------------------------------------
                                                J. Donald Hill
                                                Chairman of the Board


                                        AGREED:



                                        /s/ D. KEITH GROSSMAN
                                        ----------------------------------------
                                        D. Keith Grossman




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